Exhibit 10.17

FIRST AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT

This FIRST AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT (the “First Amendment”) is dated November 15, 2025 (the “Effective Date”) by and between Polomar Health Services, Inc. (the “Borrower”) having an address at 32866 US Hwy. 19 N, Pal Harbor, FL 34684 and Profesco Holdings, LLC (the “Lender”) having an address at 22 Greencroft Ave, STE 1, Staten Island, NY 10308. The Borrower and Lender are collectively referred to herein as the “Parties”.

WHEREAS, the Parties entered into that certain Promissory Note and Loan Agreement dated July 28,2025, in the original principal sum of One Hundred Thousand Dollars (the “Loan Agreement”).

WHEREAS, the Parties desire to amend certain provisions of the Loan Agreement as more fully described herein.

WHEREAS, as of the date of this First Amendment, the total amount inclusive of accrued interest due to Lender is $206,913.19.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement.

2. Additional Principal. Lender hereby agrees to increase the principal amount by $100,000 (the “Additional Principal”) for a total Loan of Two Hundred Thousand Dollars. The Additional Principal shall be subject to a three (3%) percent origination fee on each draw up to the Additional Principal amount. The interest rate on the Additional Principal shall be fifteen (15%) percent per annum, simple interest.

3. Repayment: The Additional Principal shall be entitled to a repayment preference (the “Preference”) as follows: a) Lender shall receive 15% of any sums received by Borrower from ForHumanity Health, Inc. between the period November 1, 2025, and December 31, 2025, to be applied toward any then outstanding Additional Principal and accrued interest thereon and b) Lender shall be entitled to receive 15% of any other gross sales receipts received by Borrower’s wholly owned subsidiary Polomar Specialty Pharmacy, LLC (the “Pharmacy”) for the fulfillment of prescriptions for inhalable sildenafil or any other prescription drug products sold by the Pharmacy the period from November 1, 2025, through December 31, 2025, to be applied toward any outstanding Additional Principal and accrued interest thereon. All outstanding principal and accrued interest shall be due and payable on or before December 31, 2025. Commencing on January 1, 2026, all unpaid principal and accrued interest shall be subject to of eighteen (18%) percent per annum, simple interest. All other payment terms pursuant to the Loan Agreement remain in full force and effect.

4. Entire Agreement; Amendments and Waivers. This First Amendment constitutes the full and entire understanding and agreement between the parties with regards to the subjects hereof and thereof. Any term of this First Amendment may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender. Any waiver of amendment effected in accordance with this Section shall be binding upon either party’s successors or assigns.

5. Governing Law; Waiver of Jury Trial. This First Amendment shall be governed by and construed under the laws of the State of New York, without regard to its conflict of laws principals. EACH OF THE BORROWER AND THE LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK, NEW YORK, WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST ANY OF THEM IN SUCH FORUM AS PROVIDED ABOVE AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OR JURISDICTION OR VENUE IN SUCH FORUM.

TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS FIRST AMENDMENT.

Signatures Appear on Following Page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

POLOMAR HEALTH SERVICES, INC.

/s/ Gabriel Del Virginia
By:	Gabriel Del Virginia
Its:	Director

/s/ David Spiegel
By:	David Spiegel
Its:	Director

Profesco Holdings, LLC

/s/ Terrence M. Tierney
By:	Terrence M. Tierney
Its:	Manager